Exhibit 99.1

Contact:	FOR RELEASE:
Doug Bettisworth	February 26, 2026
Vice President, Corporate Finance
(310) 481-8585

KILROY REALTY CORPORATION ANNOUNCES BOARD REFRESHMENT
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LOS ANGELES, February 26, 2026 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today announced leadership changes on the Company’s Board of Directors (the “Board”) and within its committees, including the appointment of Gary Stevenson as Chair of the Board, Edward Brennan, PhD as Chair of the Audit Committee, and Jolie Hunt as Chair of the Executive Compensation Committee. In addition, the Company announced the appointment of two new Directors, Cia Buckley Marakovits and David Kieske, to the Company’s Board. All leadership changes and new Director appointments were effective February 24, 2026.

BOARD LEADERSHIP TRANSITION

The Board has appointed Gary Stevenson as Chair of the Board, succeeding Edward Brennan, PhD, who has served on the Board since 2003 and as Chair since 2024. Mr. Stevenson has been a member of Kilroy’s Board since 2014 and brings over four decades of executive leadership experience, including as Deputy Commissioner of Major League Soccer and President of Soccer United Marketing for the past 13 years. He previously served as Chair of the Executive Compensation Committee, where he played a key role in enhancing the Company’s executive compensation philosophy and governance approach. Dr. Brennan, who has been serving as Interim Chair of the Audit Committee, has now been formally appointed as Chair of that committee. Mr. Stevenson will be succeeded by Jolie Hunt as Chair of the Executive Compensation Committee. A Board member since 2015, Ms. Hunt has served on the Executive Compensation Committee for 11 years and was appointed Chair of the Corporate Social Responsibility and Sustainability Committee in 2018. There, she played a central role in shaping the Company’s ESG oversight and stakeholder engagement strategy.

“I want to express my sincere gratitude to Ed for his exceptional leadership as Chair of the Board and his continued commitment to Kilroy,” said Angela Aman, CEO. “Ed’s steady guidance and strategic perspective have been invaluable during a period of significant transformation. At the same time, we are thrilled for Gary to step into the role of Board Chair. His deep governance experience, proven leadership, and long-standing dedication to our stakeholders position him exceptionally well to lead the Board through the next phase of the Company’s growth and evolution.”

NEW DIRECTOR APPOINTMENTS

The Company also announced the expansion of its Board, appointing Cia Buckley Marakovits and David Kieske as independent directors, effective February 24, 2026. Ms. Marakovits has been appointed to serve on the Nominating/Corporate Governance Committee, and Mr. Kieske has been appointed to serve on the Audit Committee.

Ms. Marakovits is the President, Chief Investment Officer and Co-Owner of Dune Real Estate Partners. She has served as a Director of the Pension Real Estate Association since 2021, and sits on the Boards of SparkYouth NYC and Phillips Exeter Academy. She holds a Bachelor of Arts in Economics from Lafayette College and a Master of Business Administration from Columbia University.

Mr. Kieske is the Executive Vice President, Chief Financial Officer and Treasurer at VICI Properties Inc., an S&P 500 real estate investment trust, and previously served as Special Advisor to the Chief Executive Officer. Before joining VICI Properties, Mr. Kieske was a Managing Director at Wells Fargo/Eastdil Secured and has over 20 years of real estate and capital markets experience. He holds a Bachelor of Science degree in Managerial Economics from the University of California, Davis, and a Master of Business Administration from the University of California, Los Angeles.

“We are excited to welcome Cia and David to Kilroy’s Board,” Ms. Aman added. “Their deep experience and proven leadership within the real estate industry, as well as their strong financial and investment backgrounds, will further strengthen our ability to navigate a dynamic market and uphold the highest standards of corporate stewardship.”

With these additions, the Board approved an increase in the number of directors from seven to nine, effective February 24, 2026.

OTHER GOVERNANCE UPDATES

Additionally, the Board announced several changes to the responsibilities and composition of its committees, effective February 24, 2026. As part of an ongoing effort to streamline and enhance Board oversight, the Nominating/Corporate Governance Committee of the Board will assume oversight of the Company’s environmental sustainability initiatives and broader social governance responsibilities, and the Corporate Social Responsibility and Sustainability Committee will be disbanded. In addition, the Executive Compensation Committee of the Board will assume oversight of all human capital management initiatives. To support the Nominating/Corporate Governance Committee and the Executive Compensation Committee in their expanded oversight responsibilities, the Audit Committee of the Board will assume oversight of sustainability data and the risk exposure of the company related to corporate social responsibility, environmental sustainability, and human capital management.

Lastly, the Company announced that Peter Stoneberg will not stand for re-election to the Board at the Company’s 2026 annual meeting of stockholders and will retire from the Board upon completion of his existing term, which expires at the 2026 annual meeting of stockholders. “On behalf of the entire Board, I want to extend our sincere gratitude to Peter for more than 12 years of dedicated service,” said Dr. Brennan. “His industry and financial expertise and deep commitment to our mission have helped guide Kilroy through significant change and progress. We are profoundly thankful for his contributions and wish him continued success in all that lies ahead.”

About Kilroy Realty Corporation

Kilroy is a leading U.S. landlord and developer, with operations in the San Francisco Bay Area, Los Angeles, Seattle, San Diego, and Austin. The Company has earned global recognition for sustainability, building operations, innovation, and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, media, life science, and business services companies.

The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring, and managing office, life science, and mixed-use projects.

As of December 31, 2025, Kilroy’s stabilized portfolio totaled approximately 16.3 million square feet of primarily office and life science space that was 81.6% occupied and 83.8% leased. The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 94.1%. In addition, the Company had one development project in the tenant improvement phase totaling approximately 872,000 square feet with a total estimated investment of $1.2 billion.

A Leader in Sustainability and Commitment to Corporate Social Responsibility

Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwell, and ENERGY STAR certifications across the portfolio.

Kilroy is committed to cultivating a company culture that makes a positive difference in our employees’ lives by focusing on development, celebrating our unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen through our community service and philanthropic efforts.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.